                                                                  Exhibit (e)(2)

                              AMENDED AND RESTATED
                             SCHEDULE OF PORTFOLIOS

                               WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                               (FEBRUARY 26, 2001)

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST
                   (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST)

                                       AND

                           ING FUNDS DISTRIBUTOR, INC.
                     (FORMERLY ING PILGRIM SECURITIES, INC.)


                                                             LAST CONTINUED/
PORTFOLIOS                                                  APPROVED BY BOARD           REAPPROVAL DATE
----------                                                  -----------------           ---------------

ING VP Convertible Portfolio                                  July 11, 2002            September 1, 2003

ING VP Growth + Value Portfolio                               July 11, 2002            September 1, 2003

ING VP Growth Opportunities Portfolio                         July 11, 2002            September 1, 2003

ING VP High Yield Bond Portfolio                              July 11, 2002            September 1, 2003

ING VP International Value Portfolio                          July 11, 2002            September 1, 2003

ING VP Large Company Value Portfolio                          July 11, 2002            September 1, 2003

ING VP LargeCap Growth Portfolio                              July 11, 2002            September 1, 2003

ING VP MagnaCap Portfolio                                     July 11, 2002            September 1, 2003

ING VP MidCap Opportunities Portfolio                         July 11, 2002            September 1, 2003

ING VP Research Enhanced Index Portfolio                      July 11, 2002            September 1, 2003

ING VP SmallCap Opportunities Portfolio                       July 11, 2002            September 1, 2003

ING VP Emerging Countries Portfolio                           July 11, 2002            September 1, 2003

ING VP Financial Services Portfolio                           July 11, 2002            September 1, 2003

ING VP International Portfolio                                July 11, 2002            September 1, 2003

ING VP International SmallCap Growth Portfolio                July 11, 2002            September 1, 2003